Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amended registration statement on Form S-1/A of our report dated December 31, 2015, relating to the financial statements of GRCR Partners, Inc., and to the reference of our firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
March 15, 2016